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                              [DORSEY & WHITNEY LLP LETTERHEAD]


                                                                    EXHIBIT 5.1


Olympic Receivables Finance Corp.
7825 Washington Avenue South, Suite 410
Minneapolis, Minnesota 55439-2435

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Olympic Receivables Finance Corp., a Delaware corporation (the "Seller"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Seller with the Securities and Exchange Commission on October 28, 1996 (the "Registration Statement"), relating to the registration by the Seller of $320,000,000 of Automobile Receivables-Backed Certificates (the "Certificates") and Automobile Receivables-Backed Notes (the "Notes"). The Certificates will be issued from time to time by trusts (each a "Trust") to be established by the Seller pursuant to either (a) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), substantially in the form filed as an exhibit to the Registration Statement, to be entered into among the Seller, Olympic Financial Ltd., in its individual capacity and as servicer ("Olympic Financial"), and the Owner Trustee (the "Owner Trustee") for any such Trust specified in a prospectus supplement to the prospectus forming part of the Registration Statement; or (b) a Trust Agreement (the "Trust Agreement"), substantially in the form filed as an exhibit to the Registration statement, to be entered into among the Seller, Olympic First GP Inc., Olympic Second GP Inc., the
Security Insurer and the Owner Trustee for any such Trust, each as specified in a prospectus supplement to the prospectus forming part of the Registration Statement. The Notes may be issued from time to time by one or more of the Trusts and secured pursuant to an Indenture (the "Indenture"), substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the related Trust and the Indenture Trustee for any such series specified in a prospectus supplement to the prospectus forming part of the Registration Statement.

         We have examined the resolutions of the Board of Directors of the Seller adopted by written action dated October 24, 1996, the Registration Statement


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Olympic Receivables Finance Corp.
October 28, 1996
Page 2


and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

         1. Each Pooling and Servicing Agreement, Trust Agreement and Indenture, when it has been duly authorized by the Seller and duly executed and delivered by the Seller and the other respective parties thereto, will constitute the valid and binding obligation of the Seller.

         2. The Certificates, when duly executed and delivered in accordance with the terms of the related Pooling and Servicing Agreement or Trust Agreement, will be legally issued, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of the related Pooling and Servicing Agreement or the Trust Agreement, as the case may be.

         3. The Notes, when duly executed and delivered in accordance with the terms of the related Indenture, will be legally issued and will constitute valid and binding obligations of the Trust, and the holders of such Notes will be entitled to the benefits of the Indenture.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) Our opinions in paragraphs 1 and 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

         (b) Our opinions in paragraphs 1 and 3 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         (c) Minnesota Statutes Section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for


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Olympic Receivables Finance Corp.
October 28, 1996
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     which a corporation failed to file a required report is precluded.
     Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such an agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report, or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

         Our opinions expressed above are limited to the laws of the States of Minnesota and New York and the Delaware Business Trust Act.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading
"Legal Matters" in the prospectus comprising part of the Registration Statement.

Dated: October 28, 1996



                                                        Very truly  yours,

                                                        /s/ Dorsey & Whitney LLP
CFS